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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  Malan Realty
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                (Name of Registrant as Specified in Its Charter)
                                  Malan Realty
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                                                  April 25, 2000


                   MANAGEMENT'S BUSINESS STRATEGY IS ON TRACK.
                         WE HAVE ACHIEVED RECORD RESULTS
                        IN EACH OF THE LAST THREE YEARS.


DEAR SHAREHOLDER:

         By now you should be aware that Kensington Investment Group has launched a proxy contest to attempt to take control of your Board of Directors at Malan's upcoming May 10, 2000 Annual Meeting.

         Your management team has consistently followed a corporate strategy designed to increase revenues and funds from operations, pay a regular and substantial dividend, strengthen Malan's financial position and enhance shareholder value. This strategic vision has met with great success, despite the difficulties in the REIT market. Please note that under current management, Malan Realty Investors has achieved:

         - Three consecutive years of record revenues.

         - Three consecutive years of record funds from operations (FFO), including total FFO increases of 26% in 1999 and 45% in 1998.

         - Twenty-three consecutive quarterly dividend payments extending back to our IPO in 1994, at an annualized rate of $1.70 per share.

         - A secure dividend!

         In order for all shareholders to gain a broader understanding of Malan's goals and objectives, we would like to explain each one in more detail. The four key tactics of our overall business strategy include:


1.  Redeveloping and Expanding Existing Properties

Recent redevelopment projects include:

         - The expansion of Pine Ridge Plaza in Lawrence, Kansas from 97,000 to 260,000 square feet and the addition of a Kohl's department store.

         - In Melrose Park, Illinois, we replaced a former Builders Square store with a 10-plex Cinemark theater and added a Ruby Tuesday's restaurant next to the movie theater.

         - We replaced a vacant K-Mart store in suburban Chicago with a 17-plex Cinemark theater.

Result: Properties with significantly increased cash flow and market value.



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2.  Re-Tenanting to Diversify the Tenant Mix and Increase Rents

         Our recent re-tenanting projects include the addition of Staples, Inc. and Stage Stores, Inc. in a former K-Mart store in Lincoln, Illinois, a Harbor Freight and Save-A-Lot grocery in a former hardware store in Topeka Kansas, and a Westlake Ace Hardware store in a former K-Mart store in Arkansas City, Kansas.

Result: Increase in cash flow and diversification of the portfolio.

3. Making Selective Acquisitions of Shopping Centers with Well-Known Anchor Tenants

 Our most successful recent acquisitions include:

         - Thirteen Midwest-based community shopping centers through which we created strong leasing and operational synergies and diversified the tenant base.

         - The Shops at Fairlane Meadows in Dearborn, Michigan, one of metropolitan Detroit's premier retail properties. The stores at this location include Target, Mervyn's Best Buy and Kids `R' Us.

         - The Clinton Pointe Shopping Center in Clinton Township, Michigan which includes such stores as Target, Office Max and Sports Authority.

         - Five Midwestern community shopping centers all of which are anchored by Wal-Mart.

Result: Diversification of the portfolio and creation of additional operational synergies.

4.  Redeploying Assets and Capital to Improve Our Financial Position

         We have followed a conservative capital strategy which involves obtaining long-term fixed-rate mortgages and redeploying capital obtained from sales of non-core assets. We have sold assets when we were able to achieve maximum market value.

         We have also re-purchased and retired nearly $12 million total principal of our 9 1/2% convertible subordinated debentures and raised $21.5 million of equity by issuing 1.3 million new shares in 1998.

Result: Increased strength of our balance sheet.

                         REJECT THE KENSINGTON NOMINEES.
                    VOTE MANAGEMENT'S WHITE PROXY CARD TODAY!

         The Kensington nominees make bold claims about why they think a new Board is needed at Malan. Don't be fooled! No matter what they say, remember that:

         - The Kensington nominees offer no business plan at all for Malan.


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         - The Kensington nominees have no apparent experience in our core business -- the management of shopping centers.

         - The Kensington nominees do not own a single share of Malan.

         In what was ultimately an unsuccessful effort to avoid a costly and disruptive proxy contest, Malan management offered one seat on the Board to Kensington - which they promptly rejected. It is clear that Kensington wants nothing less than total control of your REIT - despite having no business plan and no shopping center management experience.

                         YOUR MANAGEMENT IS WORKING HARD
                          TO ENHANCE SHAREHOLDER VALUE.
                         OUR FUTURE LOOKS BRIGHT AND THE
                               DIVIDEND IS SECURE.

         We have engaged Prudential Securities, a national investment banking firm, to advise management on evaluating our strategic alternatives with regard to the important task of maximizing value for the benefit of all Malan shareholders.

         The potential steps we are exploring include merging with another REIT, making a strategic acquisition of our own, finding a strategic investor to purchase a significant position in Malan or selling the entire Company. This review was completed in the first quarter of 2000 and we will keep you informed about any decisions we may make with respect to these potential steps.

         In the meantime, we will continue to move forward with our successful business strategy. Remember - history indicates that the market cycle will turn again and REIT stocks will return to favor. When that occurs, Malan will be well positioned to take advantage of a more receptive stock market.

                        MALAN'S ANNUAL MEETING IS MAY 10.
                       PLEASE VOTE YOUR WHITE PROXY TODAY

         With the annual meeting quickly approaching, we ask that you sign, date and return the enclosed WHITE management proxy card in the postage-paid envelope provided. Simply ignore the GOLD Kensington proxy card and any materials they may have sent you.

         Remember -- even if you have already voted a GOLD Kensington proxy card, you have every legal right to change your mind and return the WHITE management proxy card. In a proxy contest, only the latest-dated card voted will count in the final tally.

         If you have questions about Malan, voting your shares, or changing your vote, please call us toll-free at (800) 452-3076 or our proxy solicitors, MacKenzie Partners, Inc. toll-free at (800) 322-2885.




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         We appreciate your continuing support of Malan and our strategic objectives,

                                    Sincerely,



/s Anthony S. Gramer        /s Michael K. Kaline        /s Elliott J. Broderick
--------------------        --------------------        -----------------------
ANTHONY S. GRAMER           MICHAEL K. KALINE           ELLIOTT J. BRODERICK
President and CEO           Vice President              Chief Accounting Officer